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                                                                     EXHIBIT 5.1

                     [VINSON & ELKINS L.L.P. LETTERHEAD]



                                January 27, 2000


Ocean Energy, Inc.
1001 Fannin, Suite 1700
Houston, Texas 77002

Ladies and Gentlemen:

         We have acted as counsel for Ocean Energy, Inc., a Texas corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of up to 3,000,000 shares of Common Stock, par value $.10 per share (the "Shares") the may be issued pursuant to the Ocean Energy, Inc. 1999 Long-Term Incentive Plan (the "1999 Plan").

         In connection with the foregoing, we have examined or are familiar with
(i) the Articles of Incorporation of the Company, as amended, (ii) the Bylaws of the Company, as amended, (iii) the corporate proceedings with respect to the issuance of the Shares, (iv) the Registration Statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement") and the exhibits thereto, and (v) such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the Plan, will be validly issued and fully paid and non-assessable.

         The foregoing opinion is limited to the laws of the United States of America and the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                   Very truly yours,


                                   /s/ Vinson & Elkins L.L.P.